UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 9, 2004

FUELNATION INC.

(Exact name of registrant as specified in its charter)

Florida	1-12350	65-0827283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4121 SW 47th Avenue, Suite 1301

Davie, FL 33314

(Address of Principal Executive Office) (Zip Code)

954-587-3775

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

On May 28, 2004, the Registrant entered into the Frame Agreement for (1) Establishment of Relationship and Procedure for Agreeing Sale Contracts; and (2) Grant of Exclusive Rights to Distribute Petroleum Products and/or Petrochemicals in the United States and Europe (the “Frame Agreement”) with Yugra Holding, a Russian joint stock company, active in the business of the exploration, extraction, refinement and distribution of petroleum products and petrochemicals in Russia. The Frame Agreement provides a basis and framework for the subsequent petroleum product or petrochemicals sale agreements during the term of the Frame Agreement. The initial term of the Frame Agreement is five years, subject to renewal for additional five years at the option of the Registrant.

Further, on May 28, 2004, the Registrant entered into the Contract with Yugra Holding for the delivery of 500,000 MT of gas oil over the twelve months commencing July 2004. The total value of the Contract is approximately $163,500,000.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

5.1

Frame Agreement for (1) Establishment of Relationship and Procedure for Agreeing Sale Contracts; and

(2) Grant of Exclusive Rights to Distribute Petroleum Products and/or Petrochemicals in the United States

and Europe between FuelNation Inc. and CJSC Yugra Holding, dated as of May 28, 2004.

5.2	Contract between FuelNation, Inc. and CJSC Yugra Holding, dated as of May 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUELNATION INC.

Date: June 9, 2004	By:	/s/ CHRISTOPHER ROBERT SALMONSON
Christopher Robert Salmonson Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

5.1

Frame Agreement for (1) Establishment of Relationship and Procedure for Agreeing Sale Contracts; and

(2) Grant of Exclusive Rights to Distribute Petroleum Products and/or Petrochemicals in the United States

and Europe between FuelNation Inc. and CJSC Yugra Holding, dated as of May 28, 2004.

5.2	Contract between FuelNation, Inc. and CJSC Yugra Holding, dated as of May 28, 2004.